UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2025

EVgo Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39572	85-2326098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1661 East Franklin Avenue, El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 494-3833

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, $0.0001 par value per share	EVGO	The Nasdaq Global Select Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	EVGOW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2025, the Board of Directors (the “Board”) of EVgo Inc., a Delaware corporation (the “Company”), appointed Mr. Keefer Lehner to succeed Mr. Paul Dobson in the role of Chief Financial Officer, Principal Accounting Officer and Principal Financial Officer (the “Chief Financial Officer”), in each case effective as of January 12, 2026 (the “Transition Date”). Mr. Dobson, the Company’s current Chief Financial Officer, is expected to provide transitional consulting services to the Company as a senior advisor from the Transition Date through March 5, 2026 (the “Consulting Period”) in order to facilitate a smooth and orderly transition of his responsibilities.

Chief Financial Officer Appointment

Mr. Lehner, age 40, has nearly 20 years’ experience in finance, accounting, capital markets and strategic and operational leadership across the energy and infrastructure sectors. Mr. Lehner joins the Company from KLX Energy Services Holdings Inc. (“KLX”), a NASDAQ-listed provider of diversified energy services where he has served as the Executive Vice President and Chief Financial Officer since July 2020. He joined KLX following its merger with QES Inc. (“QES”), where he served as Executive Vice President and Chief Financial Officer from its formation in 2017 until July 2020. Prior to QES, Mr. Lehner held various leadership roles at Quintana Capital Group, a family of energy-focused private equity funds, where he was responsible for sourcing, executing and managing investments across the energy value chain. Mr. Lehner began his career in the investment banking division of Simmons & Company International, advising public and private energy and infrastructure clients on mergers and acquisitions, capital markets and strategic transactions. Mr. Lehner attended Villanova University, where he earned a B.S.B.A. in Finance.

In connection with his appointment, on December 8, 2025, (the “Agreement Date”), Mr. Lehner entered into an at-will employment agreement with EVgo Services LLC, an affiliate of the Company (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Lehner will receive an annual base salary of $470,000 and will be eligible for an annual bonus based on a target bonus opportunity of 75% (up to a maximum of 112.5%) of Mr. Lehner’s annual base salary, as may be otherwise approved or changed by the Board based upon Mr. Lehner’s performance and the achievement of certain objectives of EVgo Services LLC.

Mr. Lehner will also receive a lump sum cash signing bonus of $400,000 (the “Signing Bonus”), payable within 30 days of the Transition Date; provided that, Mr. Lehner will be required to repay a pro rata portion of the Signing Bonus if, prior to the one year anniversary of the Transition Date, Mr. Lehner terminates his employment without “good reason” (as defined in the Employment Agreement) or the Company terminates Mr. Lehner’s employment for “cause” (as defined in the Employment Agreement).

Mr. Lehner will also receive a one-time equity grant on or as soon as reasonably practicable following the Transition Date under the EVgo Inc. 2021 Long Term Incentive Plan (the “LTIP”) in the form of performance-based restricted stock units (“PSUs” ) with a target value of $200,000 (with the number of shares underlying the award based on the volume-weighted average price per share of the Company’s Class A common stock (“VWAP”) over the 15 trading day period preceding the Agreement Date). The PSUs will be divided into three equal tranches. Each tranche is subject to both a time condition and a performance condition, with (i) the time condition being satisfied in three equal installments on each of the first three anniversaries of the date of grant, subject to Mr. Lehner’s continued employment on such date, and (ii) the performance condition being satisfied upon the Company achieving a target share price of Class A common stock (tranche one is $6 per share, tranche two is $8 per share and tranche three is $10 per share, in each case calculated using a 15 trading day VWAP) at any time on or before the fifth anniversary of the date of grant, subject to Mr. Lehner’s continued employment on such date.

Mr. Lehner will also receive a one-time equity grant on or as soon as reasonably practicable following the Transition Date under the LTIP in the form of restricted stock units (“RSUs”) with a target value of $100,000 (with the number of shares underlying the award based on the Company’s VWAP over the 15 trading day period preceding the Agreement Date). The one-time grant of RSUs will vest in full on the first anniversary of the date of grant, subject to Mr. Lehner’s continued employment through such date.

As soon as reasonably practicable following the Start Date, Mr. Lehner will also receive an additional grant of (i) RSUs under the LTIP, on terms consistent with awards of RSUs granted to other senior members of management, with a target value of $650,000, with the number of shares underlying the RSUs being based on the VWAP over the period established by the Board for the Company’s annual equity incentive awards to other executive officers for fiscal year 2026, and (ii) PSUs under the LTIP, on terms and performance metrics consistent with awards of PSUs to other senior members of management, valued at $650,000, with the number of shares underlying the PSUs in such grant being based on the VWAP over the period established by the Board for the Company’s annual equity incentive awards to other executive officers for fiscal year 2026.

Additionally, Mr. Lehner will be eligible to participate in all employee benefit programs for which the Company’s senior executive employees are generally eligible during the term of his employment, including participation in the Company’s Executive Change in Control and Severance Plan (the “Change in Control Plan”) on the same terms as in effect immediately prior to his appointment as Chief Financial Officer. The Company’s Change in Control Plan is set forth as Exhibit 10.15 to the Company’s Annual Report on Form 10-K filed on March 6, 2024.

Pursuant to the Change in Control Plan, in the event that, within the period beginning on the date that is three months prior to a “change in control” and ending on the date that his twelve months following such change in control, Mr. Lehner’s employment is terminated either by Mr. Lehner for “good reason,” or by EVgo Services LLC other than for “cause,” death or “disability” (as such terms are defined in the Change in Control Plan), Mr. Lehner is expected to be eligible to receive the following benefits, provided he timely signs and does not revoke a separation agreement and release of claims in the Company’s favor (a “Release”) and otherwise complies with the terms of the Change in Control Plan: (i) cash severance payments equal to 100% of the sum of his base salary and target bonus, (ii) full acceleration of each then-outstanding time-based Company equity award, and pro rata acceleration of each then-outstanding performance-based Company equity award based on target performance and (iii) payment of the employer-portion of the premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for continued medical coverage for up to 12 months for Mr. Lehner and his eligible dependents. If any of the amounts provided for under the Change in Control Plan or otherwise would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and could be subject to the related excise tax, Mr. Lehner would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him.

Under the Employment Agreement, if Mr. Lehner’s employment is terminated without “cause” or he resigns for “good reason” (each as defined in the Employment Agreement”), then, subject to him signing and delivering a Release and satisfying certain other terms and conditions set forth in the Employment Agreement, Mr. Lehner will be entitled to receive the following severance benefits: (i) an amount equal to 12 months’ base salary and target annual bonus, paid over the 12 months following such termination of employment in accordance with regular payroll practices, (ii) an amount equal to his target annual bonus for the year of termination prorated based on the number of full months he was employed during the year of termination and (iii) reimbursement of the employer-portion of COBRA premiums for continued medical coverage for Mr. Lehner and his eligible dependents for 12 months, or if such benefit cannot be provided without violating applicable law, a lump sum cash payment equal to the aggregate amount of such premium payments. In addition, any then-outstanding equity awards subject solely to service-based vesting conditions (including any awards for which the performance condition has been satisfied) held by Mr. Lehner would accelerate and become vested with respect to the number of shares that would have vested on the next regularly scheduled vesting date had Mr. Lehner continued in service, on such date, multiplied by a fraction (x) the numerator of which is the number of completed months in which Mr. Lehner remained in continuous service since the last vesting date (or, if no portion of the award has vested, since the grant date) and (y) the denominator of which is 12.

In addition, if prior to the Transition Date the Board determines that Mr. Lehner has engaged in any activity that would constitute cause or that could otherwise bring financial or reputational harm or damage to the Company or EVgo Services LLC, the Employment Agreement shall be void, and there will be no further obligations to Mr. Lehner under the Employment Agreement.

The Employment Agreement prohibits Mr. Lehner from competing with the Company or its affiliates or soliciting any customers or employees, in each case during the term of his employment and continuing for a period of 12 months following any termination of employment.

The description of the Employment Agreement in this Current Report on Form 8-K is a summary of, and is qualified in its entirety by reference to, the terms of the Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

In connection with his appointment as Chief Financial Officer, Ms. Lehner will enter into to the Company’s standard form of indemnification agreement for its executive officers, which requires the Company, among other things, to indemnify its executive officers against liabilities that may arise by reason of their status or service and to advance all expenses incurred by executive officers in investigating or defending any action, suit or proceeding. The foregoing description is qualified in its entirety by the full text of the Company’s form of indemnification agreement, which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on July 8, 2021, and which is incorporated by reference herein.

There is no arrangement or understanding between Mr. Lehner and any other person pursuant to which Mr. Lehner has been appointed as Chief Financial Officer. There are no family relationships between Mr. Lehner and any of the Company’s other directors or executive officers or persons nominated or chosen by the Company to become a director or executive officer, and Mr. Lehner is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Paul Dobson Departure and Consulting Arrangement

On December 9, 2025, the Company and Mr. Dobson entered into a transition agreement (the “Transition Agreement”) pursuant to which Mr. Dobson will receive the severance payments and benefits set forth in his employment agreement with EVgo Services LLC (which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 19, 2024) (the “Dobson Employment Agreement”) for a separation without Cause (as defined in the Dobson Employment Agreement), subject to his execution and non-revocation of general releases of claims in favor of the Company on the effective date of the Transition Agreement and the Transition Date.

Mr. Dobson will be paid at a rate of $15,000 per month during the Consulting Period for the provision of transition services. None of Mr. Dobson’s equity awards will continue to vest during the Consulting Period. Mr. Dobson’s separation from the Company is not the result of any disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices, including the Company’s accounting principles and practices and internal controls.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by references to the full text of the Transition Agreement, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release announcing the leadership transition and related matters is attached hereto as Exhibit 99.1.

The information furnished herewith pursuant to this Item 7.01 of this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1*	Employment Agreement dated December 8, 2025 by and between EVgo Services LLC and Keefer Lehner.
10.2*	Transition Agreement dated December 9, 2025 by and among EVgo Inc., EVgo Services LLC and Paul Dobson.
99.1*	Press Release issued by EVgo Inc. on December 11, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Indicates management contract or compensatory plan.
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVgo Inc.

Date: December 11, 2025	By:	/s/ Francine Sullivan
	Name:	Francine Sullivan
	Title:	Chief Legal Officer and EVP, Corporate Development